Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We agree to the inclusion in this registration statement of Covenant Bancorp on Form S-4 of our report, dated January 19, 1995, on our audit of the financial statements of Covenant Bank, which report is included in the Annual Report on Form F-2.





Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania


March 10, 1997